UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2019
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 18, 2019, Alimera Sciences, Inc. (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”) and the Company’s stockholders voted to approve the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”).

The 2019 Plan replaces the Company’s previous equity compensation plan, the Alimera Sciences, Inc. 2010 Equity Incentive Plan (the “2010 Equity Plan”), effective June 18, 2019, the date of the Annual Meeting, and no new awards will be granted under the 2010 Equity Plan. All awards outstanding under the 2010 Equity Plan, the Company’s 2004 Incentive Stock Plan, as amended, and the Company’s 2005 Incentive Stock Plan, as amended, will continue to be outstanding and governed by the provisions of the applicable plans. Directors, officers, employees and consultants of the Company and its subsidiaries are eligible to receive awards under the 2019 Plan. The number of authorized shares under the 2019 Plan is fixed at 7,500,000, subject to adjustment for certain corporate transactions and for shares forfeited, terminated or surrendered or tendered or for shares withheld to cover withholding taxes for awards other than options or stock appreciation rights, in any such case granted under the 2019 Plan.

The summary of the 2019 Plan is qualified in its entirety by reference to the full text of the 2019 Plan, which is attached as Exhibit 10.60 hereto and is incorporated herein by reference. The form of stock option agreement for use with the 2019 Plan is also attached as Exhibit 10.61.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following proposals were submitted to the stockholders of the Company, as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2019 (the “Proxy Statement”):

Proposal 1:	The election of two directors to serve as Class III directors for a term of three years until the 2022 annual meeting of stockholders.

Proposal 2:	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Proposal 3:	The approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Proposal 4:	The approval of the 2019 Plan.

On the record date, there were (a) 70,968,630 shares of common stock outstanding and entitled to vote on the basis of one vote per share and (b) shares of our outstanding Series A Preferred Stock entitled to 8,135,593 votes. Of the 79,104,223 votes that were eligible to be cast by the holders of common stock and Series A Preferred Stock at the Annual Meeting, 56,374,842 votes, or approximately 71.3% of the total, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1:	Election of Directors.

The Company’s stockholders elected the following directors to serve as Class III directors until the 2022 annual meeting of stockholders. The votes regarding the election of these directors were as follows:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Brian K. Halak, Ph.D.	39,833,294	238,234	16,303,314
Peter J. Pizzo, III	39,833,294	238,234	16,303,314

Proposal 2:	Ratification of appointment of Grant Thornton LLP.

The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
54,909,024	1,355,321	110,497	0

Proposal 3:	Approval of Compensation of Named Executive Officers.

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
39,413,989	552,579	104,960	16,303,314

Proposal 4:	Approval of the 2019 Plan.

The Company’s stockholders approved the 2019 Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
37,540,186	2,457,516	73,826	16,303,314

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.60	Alimera Sciences, Inc. 2019 Omnibus Incentive Plan
10.61	Form of Stock Option Agreement under the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: June 19, 2019	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer